                                                                    Exhibit 10.1

                                GERON CORPORATION
                                OPTION AGREEMENT

         This OPTION AGREEMENT (the "AGREEMENT") is entered into as of the Effective Date specified in section 1.1 hereof, by and between GERON CORPORATION, a Delaware corporation having a principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("GERON"), and Viragen, Inc., a Delaware corporation having a principal place of business at 865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 ("VIRAGEN"), with reference to the following:

                                    RECITALS

         WHEREAS Geron is a biopharmaceutical company that, among other activities, researches and develops technology for nuclear transfer;

         WHEREAS Viragen is a biopharmaceutical company in the business of research and development and manufacture of immunomodulatory human therapeutic products;

         WHEREAS Geron wishes to grant Viragen an option, and Viragen wishes to receive an option, to license certain nuclear transfer and transgenesis technology under the terms attached hereto as EXHIBIT A (the "LICENSE AGREEMENT"); and

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. OPTION.

         1.1 GRANT BY GERON. Geron hereby grants to Viragen a non-transferable option (the "Option"), for the period specified in Section 1.2, to obtain a license, under the terms and conditions of the License Agreement, to certain nuclear transfer technology described in the License Agreement. The effective date of the Option (the "Effective Date") shall be the date this Agreement is executed by both parties (or, if the parties execute this Agreement on different dates, the later of the two dates) as indicated on the signature page below.

         1.2 OPTION PERIOD; EXTENSION PERIOD. Unless this Agreement is terminated earlier pursuant to Section 6.2, Viragen shall have the right to exercise the Option for a period of three (3) years from the Effective Date (the "Option Period").

         1.3 EXERCISE OF OPTION. If Viragen wishes to exercise the Option, Viragen shall notify Geron in writing of such exercise, which notification must be received by Geron before the expiration of the Option Period and must be accompanied by a copy of the License Agreement, signed on behalf of Viragen. The Effective Date of the License Agreement shall be the date of








* The information redacted herefrom is the subject of a Confidentiality Request submitted to the Securities and Exchange Commission.

Viragen's notice of exercise. The Option will expire automatically if not properly exercised before the expiration of the Option Period.

2. PAYMENTS FOR GRANT OF OPTION.

         2.1 OPTION FEE. Within five (5) business days after this Agreement is executed by both parties (the "Effective Date"), Viragen shall pay Geron [*] dollars (U.S. $[*]).

         2.2 EQUITY. Promptly after the Effective Date, and in any event no later than thirty (30) calendar days after the Effective Date, Viragen will issue, or cause to be issued, to Geron shares of Viragen common stock (the "Option Shares") with a value of two hundred thousand dollars (U.S. $200,000) based on the closing price of Viragen common stock (American Stock Exchange:
VRA) on the Effective Date. The Option Shares will be validly issued, fully paid and non-assessable. Viragen agrees to register the Option Shares under the Securities Act of 1933 at Viragen's cost and expense. For that purpose, Viragen agrees to use its best efforts to file a Registration Statement with the Securities and Exchange Commission relating to the Option Shares within forty-five (45) days of the Effective Date.

3. REPRESENTATIONS AND WARRANTIES.

         3.1 REPRESENTATIONS BY GERON. Geron represents and warrants to Viragen that, as of the Effective Date: (i) it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement; (ii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (iii) it has the right to grant the Option and to enter into the License Agreement.

         3.2 REPRESENTATIONS BY VIRAGEN. Viragen represents and warrants to Geron that: (i) it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement; and (ii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

4. LIMITATION OF LIABILITY.

         4.1 IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

5. CONFIDENTIALITY

         5.1 CONFIDENTIALITY OBLIGATIONS. During the term of this Agreement and thereafter, each party: (i) shall treat as confidential all Confidential Information provided to the receiving party by the disclosing party, (ii) shall not use such Confidential Information except as expressly permitted under the terms of this Agreement or otherwise authorized in writing by the disclosing party, (iii) shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of such Confidential Information, and (iv) shall not disclose such Confidential Information to any third party unless it is necessary to fulfill one or more obligations expressly required by this Agreement, and unless such third party has agreed in writing to be bound by terms of confidentiality at least equivalent to those set forth in this Article
5. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information as it uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care. For purposes of this
Section 5, "CONFIDENTIAL INFORMATION" means any and all non-public and proprietary information that is specifically designated as such in writing at the time of disclosure (or, if orally disclosed, is designated as such in writing within thirty (30) days of such oral disclosure) and that is disclosed by either party to the other in any form in connection with this Agreement.

         5.2 PERMITTED DISCLOSURE. The obligations set forth in Section 5.1 shall not apply to any information to the extent it can be documented by the receiving party that such information:

         (a) was generally known and available to the public domain at the time it was disclosed, or becomes generally known and available to the public domain through no fault of the receiver;

         (b) was known to the receiver at the time of disclosure as shown by the written records in existence at the time of disclosure, or was independently developed by the receiving party or its Affiliates without benefit of Confidential Information;

         (c) is disclosed with the prior written approval of the disclosing party;

         (d) becomes known to the receiving party from a Third Party without breach of this Agreement by the receiving party and in a manner that is otherwise not in violation of the disclosing party's rights; or

         (e) is disclosed by the receiving party pursuant to the order or requirement of a court, administrative agency, or other governmental body; PROVIDED, HOWEVER, that the receiving party shall provide reasonable advance notice to enable the disclosing party, with the cooperation of the receiving party, to seek a protective order, confidential treatment order, or otherwise prevent or restrict such disclosure.

         5.3 AGREEMENT AND TERMS CONFIDENTIAL. Unless otherwise agreed to in writing, both the existence and terms of this Agreement shall be deemed Confidential Information.

         5.4 PRESS RELEASES. Either party may issue a press release concerning the parties' entry into this Agreement, identifying the parties hereto, the nature and scope of the rights granted hereunder and any further information that the parties mutually agree is pertinent in connection therewith. Any such press releases shall be subject to prior review and written authorization by the other party, which authorization shall not be unreasonably withheld. Except as required by law and subject to Section 5.2, neither party shall publicly disclose the terms and conditions of this Agreement unless expressly authorized to do so in writing by the other party.

6. TERM AND TERMINATION.

         6.1 TERM AND EXPIRATION. The term of this Agreement shall commence upon the Effective Date and shall expire on the earlier of the expiration of the Option Period or the effective date of the License Agreement.

         6.2 TERMINATION. Upon any material breach of this Agreement by either party, the non-breaching party shall have the right to terminate this Agreement upon sixty (60) days written notice to the breaching party. The termination shall become effective at the end of the sixty (60) day period unless the breaching party cures such breach within such period to the reasonable satisfaction of the non-breaching party.

         6.3 RIGHTS UPON TERMINATION. Termination shall not relieve either party of its rights or obligations under Articles 3, 4, 5, and 7.

7. GENERAL PROVISIONS.

         7.1 INDEPENDENT CONTRACTORS. Geron and Viragen shall be independent contractors and shall not be deemed to be partners, joint venturers or each other's agents or employees, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.

         7.2 ENTIRE AGREEMENT. This Agreement including the exhibits sets forth the entire agreement and understanding between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

         7.3 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such party (or, if such party is organized in divisions or other distinct business units, all of the business assets of a division or unit engaged in activities related to nuclear transfer technology), and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor, or the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein. Notwithstanding the foregoing, Viragen may assign this Agreement to a corporation of which Viragen exerts controlling interest, provided that Viragen remains responsible for, and guarantees the performance by the assignee of, all obligations under this Agreement, and further provided that the common stock to be issued under Section 2.2 of this Agreement (and under Section 4.2 of the License Agreement) shall be common stock of Viragen.

         7.4 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Geron and Viragen subject to the limitations on assignment.

         7.5 GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law. Any legal action or proceeding arising out of or in connection with this Agreement shall be instituted in the United States District Court for the Northern District of California or in the Superior Court of California for the County of San Mateo. The parties agree to submit to the jurisdiction of, and consent to venue in, such courts for any such legal action or proceeding.

         7.6 SEVERABILITY. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

         7.7 NO WAIVER. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

         7.8 ATTORNEYS' FEES. In the event of a dispute under this Agreement between the parties, or in the event of any default, the party prevailing in the resolution of any such dispute or default shall be entitled to request a recovery of its reasonable attorneys' fees and other costs.

         7.9 NOTICES. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally, by confirmed fax to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

If to Geron:               Geron Corporation
                           230 Constitution Drive
                           Menlo Park, California  94025
                           Attention: Director of Corporate Development

                           Telephone:       (650) 473-7700
                           Facsimile:       (650) 566-7181

If to Viragen:             Viragen, Inc.
                           865 SW 78th Avenue, Suite 100
                           Plantation, Florida 33324
                           Attention: Mel Rothberg

                           Telephone:       (954) 233-8746
                           Facsimile:       (954) 233-8743

or at such other address or fax number as such party to whom notice is directed may designate to the other party in writing.

         7.10 FORCE MAJEURE. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

         7.11 USE OF NAMES. Except as otherwise provided herein, no right, express or implied, is granted by either party to use in any manner the name of Geron or Viragen or any other trade name or trademark of the other party in connection with the performance of this Agreement.

         7.12 COUNTERPARTS. This Agreement shall be fully executed in two (2) original counterparts, each of which shall be deemed an original.



         IN WITNESS WHEREOF, authorized officers of each of Geron and Viragen have executed this Agreement on the date set forth below.


GERON CORPORATION                                 VIRAGEN, INC.


/s/ David L. Greenwood                            /s/ Mel Rothberg
------------------------------------              ------------------------------
David L. Greenwood                                Mel Rothberg
Chief Financial Officer                           Executive Vice-President
Senior Vice President, Corporate
Development

------------------------------------              ------------------------------
Date: 15 May 2001                                 Date: May 14, 2001
------------------------------------              ------------------------------

                                    EXHIBIT A
                                GERON CORPORATION
                                LICENSE AGREEMENT

         This LICENSE AGREEMENT (the "AGREEMENT") is entered into as of the ___ day of ___, 200_ (the "EFFECTIVE Date") by and between GERON CORPORATION, a Delaware corporation having a principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("GERON"), and Viragen, Inc., a Delaware corporation having a principal place of business at 865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 ("VIRAGEN"), with reference to the following:

                                    RECITALS

         WHEREAS Geron is a biopharmaceutical company that, among other activities, researches and develops technology for nuclear transfer;

         WHEREAS Viragen is a biopharmaceutical company in the business of research and development and manufacture of immunomodulatory human therapeutic products; and

         WHEREAS Geron wishes to grant to Viragen, and Viragen wishes to receive, a license for certain nuclear transfer technology under the terms set forth in this Agreement; and

         WHEREAS Viragen has lawfully exercised its option under the Option Agreement between Geron and Viragen, dated as of _______;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. For purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 "Affiliate" means a corporation in which Viragen exerts a controlling interest.

1.2 "AGRICULTURAL APPLICATIONS" means (i) copying of animals to produce embryos and live animals; (ii) the genetic modifications of animals to produce genetically altered embryos and live animals; (iii) the generation of breeding lines of animals; (iv) animal cell line inventories; and (v) the production of animals.

1.3 "CONFIDENTIAL INFORMATION" means any and all Information that (i) is disclosed by either party to the other in any form in connection with this Agreement, and (ii) is non-public and proprietary and is specifically designated as such in writing at the time of disclosure (or, if orally disclosed, is designated as such in writing within thirty (30) days of such oral disclosure).

                                   EXHIBIT A

1.4 "CONTROL" means, with respect to an item of Information, Patent Rights or Know-How, possession of the ability, whether arising by ownership or license, to grant a license or sublicense as provided for herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

1.5 "FIELD OF USE" means avian nuclear transfer, transgenesis using avian nuclear transfer, and all applications of avian nuclear transfer and transgenesis, including biopharmaceuticals derived from transgenic chickens and the use of Agricultural Applications of nuclear transfer to produce flocks of chickens capable of long-term pharmaceutical and biopharmaceutical production. The Field of Use shall expressly exclude all other fields of use, including but not limited to the production of and the facilitation of the commercial manufacture of products for Nutraceutical use by modification of the composition of the milk of ruminant livestock or rabbits. For purposes of this Section 1.4, "NUTRACEUTICALS" means an active ingredient of a food that is formulated to be consumed or administered enterally under the supervision of a physician and that is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements based on recognized scientific principles are established by medical evaluation and/or any milk product intended for infant nutrition.

1.6 "GERON KNOW-HOW" means any and all Information Controlled by Geron that relates to or is useful in nuclear transfer technology, that is proprietary to Geron at the time of disclosure and that Geron, in good faith, provides to Viragen under this Agreement. From time to time during the term of this Agreement, Geron may, in its sole discretion, provide Viragen a written summary of certain Geron Know-How, which summaries shall not be deemed a complete or exhaustive catalogue of Geron Know-How.

1.7 "GERON PATENTS" means any and all Patent Rights Controlled by Geron for those issued patents and pending applications set forth in EXHIBIT A.

1.8 "INFORMATION" means any data, results, experience, formulas, procedures, processes, unpatented inventions, inventories, information, know-how, trade secrets, techniques, methods, development, material, or compositions of matter of any type or kind.

1.9 "INVENTION" means any improvements, modifications, enhancements, inventions, discoveries, know-how, innovations, or materials (whether or not patentable), whether made by or for Viragen or its sub-licensee(s), alone or jointly with Geron or others, that: (i) would, but for the rights granted hereunder, infringe one or more Valid Claims under the Geron Patents; (ii) are based on, created, developed, incorporate or result from the use of Geron Know-How; (iii) are based on, created, developed, incorporate or result from the use of the technology licensed under this Agreement.

1.10 "LICENSED PRODUCTS" means any and all products that: (i) would, but for the rights granted hereunder, infringe one or more Valid Claims under the Geron Patents; or (ii) are made using any animal or the progeny of any animal produced using any composition, method or process which would, but for the rights granted hereunder, infringe one or more Valid Claims under the Geron Patents; or (iii) are based on, incorporate, or are created, developed, or result from the use of, the Geron Know-How; or (iv) are made using the technology licensed under this Agreement.

                                   EXHIBIT A

1.11 "LICENSED PRODUCT REVENUES" means any and all gross revenues, other than Net Sales revenue, received by Viragen for or in connection with (i) the sale or transfer of Licensed Products by third parties, and/or (ii) the grant of a sublicense or an option to sublicense any of the rights granted hereunder. Licensed Product Revenues include, without limitation, upfront fees or equity, milestone payments, maintenance fees, success fees, service revenues, share of profits, sales revenues received for Licensed Products sold in intermediate or bulk form, and royalty payments, but exclude payment by a third party of Viragen's expenses for full-time research employees and laboratory supplies and equipment directly related to research and development. If Viragen receives Licensed Product Revenues in the form of non-cash consideration, the fair market value of such non-cash consideration on the date of such transfer, as known to Viragen, or as reasonably agreed by Viragen and Geron if unknown to Viragen, shall be included in Licensed Product Revenues.

1.12 "LICENSE YEAR" means the one-year period beginning on the Effective Date or on any anniversary of the Effective Date.

1.13 "NET SALES" means any and all gross revenues received by Viragen on account of the sale or transfer of Licensed Products by Viragen, less amounts actually paid by Viragen with respect to: (a) government-imposed duties (excluding income or franchise taxes of any kind), (b) trade or cash discounts or rebates, and (c) shipping insurance and freight costs (to the extent reflected in the relevant invoice). If Viragen receives Net Sales in the form of non-cash consideration, the fair market value of such non-cash consideration on the date of such transfer, as known to Viragen, or as reasonably agreed by Viragen and Geron if unknown to Viragen, shall be included in Net Sales.

1.14 "PATENT RIGHT" means: (i) an issued and existing letters patent, including any extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals thereof; (ii) applications, including any provisional applications, converted provisional applications, continuing prosecution applications and continuation, divisional, substitution, or continuation-in-part applications thereof, for any of the foregoing; and
(iii) all counterparts to any of the foregoing issued by or filed in any country or other jurisdiction within the Territory.

1.15 "TERRITORY" shall mean the entire world.

1.16 "THIRD PARTY" means any person or entity other than Geron and Viragen.

1.17 "VALID CLAIM" shall mean a claim of a pending or issued and unexpired patent included in the Geron Patents which claim has not been held invalid or unenforceable by a final decision, unappealed or unappealable, of a court or agency of competent jurisdiction or admitted to be invalid by Geron or one of Geron's licensors.

2. LICENSE GRANTS.

         2.1 GRANT BY GERON. Geron hereby grants to Viragen a non-exclusive, royalty-bearing license, with the right to sublicense only as set forth in
Section 2.2, under the Geron Patents and Geron Know-How to make, have made, use, sell, or have sold Licensed Products within the Territory solely within the Field of Use. No other rights are granted to Viragen except as expressly granted in this Article 2.

                                   EXHIBIT A

2.2 SUBLICENSE RIGHTS. Viragen shall have the limited right to grant sublicenses under the Geron Patents and Geron Know-How only to development and marketing partners and contract service providers (including contract manufacturers) of Viragen and solely to the extent required for the commercialization of Licensed Products in conjunction with, or on behalf of, Viragen pursuant to this Agreement. Each such sublicense shall be subject to the applicable terms and conditions of this Agreement, as set forth in a written, executed sublicense agreement between Viragen and each sub-licensee. No other sublicensing by Viragen shall be permitted without Geron's express written consent. Viragen will provide Geron with a complete copy of each sublicense agreement within ten (10) days after its execution.

         2.3 GRANT BACK BY VIRAGEN. Viragen hereby grants to Geron: (i) a non-exclusive, fully paid-up, perpetual, transferable, irrevocable, worldwide license, including the right to grant sublicenses, to make, have made, use, sell, have sold, offer for sale, import and otherwise exploit any Inventions outside the Field of Use; and (ii) an option to obtain an exclusive, worldwide license, including the right to grant sublicenses, to make, have made, use, sell, have sold, offer for sale, import and otherwise exploit any Inventions outside the Field of Use, on mutually agreed commercially reasonable terms to be negotiated in good faith.

3. DEVELOPMENT.

         3.1 DILIGENCE. Viragen will provide a development report to Geron, on an annual basis, outlining its progress in bringing Licensed Products to market. Viragen will use commercially reasonable efforts to further the research and development and the commercialization of Licensed Products. If Viragen fails to pursue research and development and the commercialization of Licensed Product diligently (based on the standards applicable to nonexclusive licensees acting in good faith), Geron will have the right to terminate this Agreement. Viragen's annual development reports will be considered Confidential Information.

         3.2 TECHNICAL SUPPORT. Until this Agreement expires or is terminated pursuant to Article 13, Geron shall provide such reasonable technical assistance as Viragen may request related to the Geron Patents and Geron Know-How; PROVIDED, HOWEVER, that Viragen shall reimburse Geron for all expenses and costs incurred by Geron in providing such assistance and at the rate of U.S. $[*] per day for time spent providing such assistance.

4. COMPENSATION TO GERON.

         4.1 LICENSE FEE. In consideration of the license granted hereunder, within five (5) business days after the Effective Date of this Agreement, Viragen shall pay Geron a license fee of [*] dollars (U.S. $[*]).

         4.2 EQUITY. In further consideration of the license granted hereunder, within thirty (30) calendar days after the Effective Date, Viragen shall issue, or cause to be issued, to Geron shares of the common stock of Viragen (the "Shares") having a value of nine hundred and twenty five thousand dollars (U.S.$925,000) based on the closing price of the Viragen's common stock (American Stock Exchange: VRA) on the Effective Date. If Viragen's common stock is publicly traded but not listed on a stock exchange or similar market on the Effective Date, the Shares shall be valued based on the average price of the last three sales of shares; or if such price is unknown,

                                   EXHIBIT A

based on a price agreed upon between Geron and Viragen. If Viragen's common stock is not publicly traded on the Effective Date, the Shares shall be valued based on the value per share of Viragen's common stock in Viragen's last formal valuation or last round of financing, whichever is later. The Shares will be validly issued, fully paid and non-assessable. Viragen agrees to register the Shares under the Securities Act of 1933 at Viragen's cost and expense. For that purpose, Viragen agrees to use its best efforts to file a Registration Statement with the Securities and Exchange Commission relating to the Shares within forty-five (45) days of the Effective Date.

         4.3 REVENUE SHARING UNDER GERON PATENTS AND GERON KNOW-HOW.

         4.3.1 From the Effective Date until the date on which the last Valid Claim under the Geron Patents expires on a country-by-country basis, Viragen shall pay to Geron [*] percent ([*]%) of Net Sales and [*] percent [*]% of Licensed Product Revenues with respect to all Licensed Products (the "Revenue Sharing Payments").

         4.3.2 After the expiration of all Valid Claims under the Geron Patents, the parties shall agree on lower Revenue Sharing Payments that reflect the value of the license based on market conditions at that time. If the parties fail to agree on the amount of such lower Revenue Sharing Payments within ninety
                  (90) days after such last Valid Claim expires, the parties shall promptly submit the matter to binding arbitration, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), in San Mateo County, California, by a panel of three (3) arbitrators. Each party shall nominate, in the request for arbitration and the answer thereto, one independent arbitrator, and the two arbitrators so named will then jointly appoint a third independent arbitrator as chairman of the arbitration panel. If the arbitrators named by the parties are unable to agree upon a third arbitrator, one shall be appointed by the AAA. Any arbitrator agreed upon by the parties or appointed by the AAA shall have a minimum of five (5) years of experience in the field of biotechnology or pharmaceutical product or patent licensing. The parties shall each bear its own costs with respect to any such arbitration.

         4.3.3 Revenue Sharing Payments shall be calculated on a quarterly basis (based on Net Sales and Licensed Product Revenues actually received by Viragen during such quarter) and shall be paid no later than forty-five (45) days after the end of each calendar quarter.

         4.4 MINIMUM ANNUAL PAYMENT. If the amounts payable pursuant to Section
4.3 for any License Year are less than [*] dollars (U.S. $[*]) (the "MINIMUM ANNUAL PAYMENT"), then Viragen shall, within forty-five (45) days after the end of such License Year, pay Geron the difference between the Minimum Annual Payment and the amounts previously paid to Geron pursuant to Section 4.3 for such License Year.

                                   EXHIBIT A

5. PAYMENTS AND REPORTS.

         5.1 PAYMENTS. All payments shall be made by wire transfer to the account designated by Geron and shall be considered received on the date such funds actually are received in the account. Viragen shall be solely responsible for any and all payments due from its sub-licensees.

         5.2 QUARTERLY REPORTS. Viragen shall provide Geron a written report each quarter that includes, for each such quarter, on a product-by-product and country-by-country basis: (i) the identity and quantity of Licensed Products sold by Viragen or its sub-licensees; (ii) the identity of the countries in which such sales have been made; (iii) the Net Sales and Licensed Product Revenues from such sales; (iv) aged accounts receivable for Licensed Products sold by Viragen or its sub-licensees; and (v) the financial information relevant to the calculation of Revenue Sharing Payments. Such reports shall be due no later than forty-five (45) days after the end of each quarter; PROVIDED, HOWEVER, that such reports shall only be required beginning with the first quarter during which Viragen or its sub-licensee(s) have first sold a Licensed Product. After the first such report, reports shall be made whether or not Viragen or its sub-licensees have engaged in any sales hereunder during said quarter. All information provided by Viragen shall be Confidential Information in accordance with Article 12. Viragen agrees to accompany each such report with full payment of all amounts due for the reported period.

         5.3 POST-TERMINATION REPORT. Viragen shall provide Geron a written report within forty-five (45) days after the date of any termination of this Agreement, stating in such report the information called for in Section 5.2 above with respect to any Licensed Products sold or otherwise disposed of but not previously reported to Geron. Viragen shall provide similar written reports within forty-five (45) days after the end of every quarter following the date of such termination until the disposition of all Licensed Products made or created before the date of such termination shall have been accounted for.

         5.4 RECORDS AND AUDIT. Viragen shall keep full, complete and proper records and accounts of Licensed Product Revenues and Net Sales of each Licensed Product in sufficient detail to enable the amounts payable to Geron under
Section 4.3 to be reasonably determined. Viragen shall require its sub-licensees to keep such records as required by this Section 5.2, PROVIDED, HOWEVER, that Viragen shall be solely responsible to Geron for such sub-licensees' compliance with this Section 5.4. Upon reasonable notice to Viragen, Geron shall have the right to have an independent certified public accountant, selected by Geron and acceptable to Viragen, audit Viragen's and Viragen's sub-licensees' records pertaining to Licensed Product during normal business hours to verify the amounts payable pursuant to this Agreement; PROVIDED, HOWEVER, that: (i) such audit shall not take place more frequently than once a year; and (ii) shall not cover such records for more than the preceding six (6) years. Such audit shall be at Geron's expense unless Viragen has paid Geron less than ninety-five percent (95%) of the amount determined to be due for a given time period, in which case Viragen shall reimburse Geron for all expenses related to such audit. Any discrepancy will be promptly corrected by payment or refund, as appropriate. Viragen shall (and shall require its sub-licensees to) preserve and maintain all such records and accounts required for audit for a period of at least six (6) years after the quarter to which such records and accounts apply.

                                   EXHIBIT A

5.5 LABELING. Unless otherwise requested in writing by Geron, all labels with respect to Licensed Products sold by Viragen or its sub-licensees will include a statement that the Licensed Products have been developed and are manufactured under license from Geron Corporation.

         5.6 FOREIGN SALES. The remittance of payments based on Net Sales or Licensed Product Revenues received by Viragen other than in United States dollars shall be payable to Geron in United States dollars calculated using Viragen's conversion methodology, which shall be consistent with generally accepted accounting principles, and shall be based on monthly averages (end of prior month spot rate plus end of current month spot rate divided by two) using central bank fixing rates in countries where available and open market rates otherwise. All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law, PROVIDED, HOWEVER, that only if so required by applicable law, Viragen shall withhold the amount of any such taxes and shall promptly effect payment thereof to the appropriate tax authorities. In that case, Viragen shall cooperate with Geron in obtaining a refund of any such taxes, and shall transmit to Geron official tax receipts or other evidence issued by such tax authorities sufficient to enable Geron to support a claim for the United States income tax credit in respect of any such taxes so withheld.

6. GOVERNMENTAL APPROVALS.

Viragen shall obtain all governmental approvals necessary for the research, development, testing, production, distribution, sale, and use of Licensed Products in the Field of Use. Geron agrees to provide Viragen, at Viragen's sole cost and expense, with assistance reasonably requested by Viragen to obtain such governmental approvals, including, without limitation, providing (subject to Article 12) all relevant technical information related to the Geron Patents or Geron Know-How that is presently or hereafter reasonably available to Geron, but excluding any documentation or data that Geron is bound by obligations to Third Parties to keep confidential. Viragen shall not be considered to have failed in its due diligence obligations to the extent its delay in commercializing Licensed Products is caused by a failure to obtain government approvals which is the result of Geron's failure to provide such available technical information (whether because of Geron's confidentiality obligations to Third Parties or otherwise).

7. INVENTIONS AND PATENTS.

         7.1 OWNERSHIP OF INVENTIONS. The parties agree that inventorship of all Inventions shall be determined according to United States patent law. The parties agree that ownership of all Inventions shall in turn be determined by inventorship, subject to the assignments set forth in Section 7.3. Viragen shall promptly disclose to Geron in writing the making, conception or reduction to practice of any Invention by Viragen or it sub-licensees, together with sufficient information for Geron to evaluate the Invention.

         7.2 PATENT APPLICATIONS. Viragen shall have the right to file any patent applications with respect to Inventions owned solely by Viragen ("Viragen Inventions"), with the expenses of these patent applications being borne solely by Viragen. If Viragen elects not to file or maintain an application or patent arising from any Viragen Invention, Viragen shall promptly notify Geron, and Geron shall have the right, but not the obligation, to file or maintain such application

                                   EXHIBIT A

or patent in Viragen's name, at Geron's expense. Viragen shall provide reasonably required assistance to Geron, at the expense of Geron, in the event that Geron wishes to seek such patent protection. Patent applications considered necessary in the reasonable judgment of the parties with respect to jointly-owned Inventions ("Joint Inventions") will be prepared in collaboration by Viragen and Geron, and will be filed by Geron or Viragen pursuant to the mutual agreement of the parties, with the expenses of these patent applications being borne equally by Geron and Viragen. In the event either party elects not to file or maintain an application or patent with respect to any Joint Invention in any country, such party shall promptly notify the other party, and the other party shall have the right, but not the obligation, to file or maintain these applications or patents, in Geron's and Viragen's names and at the filing party's sole expense. The party electing not to file or maintain such application or patent shall provide reasonably required assistance to the filing party, at the expense of the filing party, in the event that the other party wishes to seek such patent protection.

7.3 RIGHT TO LICENSE UPON TERMINATION. If Geron terminates the
Agreement for breach by Viragen, Viragen shall assign to Geron, at no cost or expense to Geron, all right, title, and interest owned by Viragen in any and all Joint Inventions, and Geron will have the right to non-exclusively license Viragen's interest in Inventions owned solely by Viragen on commercially reasonable terms to be negotiated in good faith by the parties. If Viragen terminates the Agreement for any reason, Geron will have the right to license Viragen's interest in Inventions owned solely by Viragen (exclusively or nonexclusively, at Geron's option) and to license exclusively Viragen's undivided one-half interest in any Joint Inventions, on commercially reasonable terms to be negotiated in good faith by the parties.

         7.4 ENFORCEMENT. Geron shall have the sole right, in its sole discretion, to initiate a suit or other legal proceeding in its name or, if appropriate, in the names of Geron and Viragen, to enforce and defend the Geron Patents or Geron Know-How with respect to any infringement or other unlawful use by a Third Party; PROVIDED, HOWEVER, that Geron shall have no obligation to bring such suit or other proceeding. Viragen shall promptly notify Geron of any potential or actual infringement of the Geron Patents or any unlawful use of the Licensed Products or Geron Know-How of which Viragen becomes aware. Viragen will assist Geron in any action taken or brought by Geron to enforce and defend the Geron Patents, and will reasonably cooperate in such action. In that event, Geron shall reimburse Viragen at the rate of fifteen hundred dollars (U.S. $1,500) per day for time spent providing such assistance and for all expenses and costs incurred by Viragen in providing such assistance. Any recovery from such legal action will be retained by Geron.

         7.5 THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. If Viragen receives any warning letter or other notice of infringement, or an action, suit or other proceeding is brought against Viragen alleging that any activity related to the Licensed Products infringes a Patent Right or other legal right of a Third Party, Viragen shall promptly notify Geron.

8. REPRESENTATIONS AND WARRANTIES.

         8.1 REPRESENTATIONS BY GERON. Geron represents and warrants to Viragen that, as of the Effective Date: (i) it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement; (ii) it is in

                                   EXHIBIT A

good standing with all relevant governmental authorities; (iii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (iv) it has the right to grant the licenses granted under Article 2 of this Agreement and has obtained all necessary board approvals and consents in relation to the same; and (v) none of the provisions of this Agreement is at odds, or otherwise conflicts, with any obligations which Geron has to any Third Party.

         8.2 REPRESENTATIONS BY VIRAGEN. Viragen represents and warrants to Geron that, as of the Effective Date and while this Agreement is in effect: (i) it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement; (ii) it is in good standing with all relevant governmental authorities; (iii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (iv) that all individuals who will perform any activities on its behalf under this Agreement shall have assigned to Viragen all of their right, title and interest to any Inventions conceived or reduced to practice by them in the course of such activities. Viragen further represents and warrants to Geron that Viragen shall not use or exploit in any manner the Geron Patents or Geron Know-How for the Cloning of Humans. For purposes of this
Section 8.2, "CLONING OF HUMANS" means the uterine implantation and development of a reconstructed embryo with identical nuclear genetic information to another living or deceased human being.

9. DISCLAIMER OF WARRANTIES.

EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, AND ANY OTHER STATUTORY WARRANTIES.

10. INDEMNIFICATION; INSURANCE.

         10.1 INDEMNIFICATION BY GERON. Geron hereby agrees at all times during the term of this Agreement to indemnify, defend and hold harmless Viragen from and against any and all claims, actions, proceedings, expenses, liabilities or losses, including reasonable legal expenses and costs, including reasonable attorneys' fees, arising from or based on a breach of Geron's representations and warranties contained in Section 8.1.

         10.2 INDEMNIFICATION BY VIRAGEN. Viragen hereby agrees to indemnify, defend and hold harmless Geron from and against any and all claims, actions, proceedings, liabilities or losses, including reasonable legal expenses and costs, including reasonable attorneys' fees, arising from or based on a breach of Viragen's representations and warranties contained in Section 8.2, or resulting from personal injury, product liability or property damage relating to or arising from: (i) the development, manufacture, use, promotion or sale of Licensed Product(s) by Viragen or its Affiliates or its sub-licensees; or (ii) the use by any person of a Licensed Product made, created, sold or otherwise transferred by Viragen or its sub-licensees, or (iii) any other activities by Viragen or its Affiliates or its sub-licensees under or in connection with this Agreement or the Geron Patents or Geron Know-How licensed under this Agreement.

                                   EXHIBIT A


         10.3 NOTIFICATION OF CLAIMS; CONDITIONS TO INDEMNIFICATION OBLIGATIONS. The parties shall promptly notify each other of any claims or suits with respect to which indemnification under this Agreement is or could be sought. The party requesting indemnification shall permit the indemnifying party to assume the defense of such claims or suits giving rise to the request at the indemnifying party's sole expense. The requesting party shall cooperate with the indemnifying party in such defense when reasonably requested to do so. In no event shall the indemnifying party compromise or settle any claim or suit in a manner that admits fault or negligence on the part of the indemnified party without the prior written consent of the indemnified party. The indemnifying party shall have no liability under this Article 10 with respect to claims or suits settled or compromised without the indemnifying party's prior knowledge and express written consent.

         10.4 INSURANCE. Throughout the term of this Agreement, Viragen shall obtain and keep in force comprehensive general liability insurance covering each occurrence of bodily injury and property damage in amounts consistent with then-current industry standards. In addition, beginning no later than the date of the first commercial sale of Licensed Products by Viragen or any of its sub-licensees, Viragen shall obtain and keep in force product liability insurance in amounts consistent with then-current industry standards. All such insurance shall cover Viragen's indemnification obligations under Section 10.2 and such product liability insurance shall name Geron and its employees, directors, and agents as additional named insureds.

11. LIMITATION OF LIABILITY.

EXCEPT WITH RESPECT TO MATERIAL BREACHES OF SECTIONS 10 AND 12 HEREIN, IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

12. CONFIDENTIALITY.

         12.1 CONFIDENTIALITY OBLIGATIONS. During the term of the Agreement and thereafter, each party: (i) shall treat as confidential all Confidential Information provided to the receiving party by the disclosing party; (ii) shall not use such Confidential Information except as expressly permitted under the terms of this Agreement or otherwise authorized in writing by the disclosing party; (iii) shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of such Confidential Information; and (iv) shall not disclose such Confidential Information to any Third Party unless it is necessary to fulfill one or more obligations expressly required by this Agreement, and unless such Third Party has agreed in writing to be bound by terms of confidentiality at least equivalent to those set forth in this Article
12. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information as it uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care.

                                   EXHIBIT A

         12.2 PERMITTED DISCLOSURE. The obligations set forth in Section 12.1 shall not apply to any information to the extent it can be documented by the receiving party that such information:

         (a) was generally known and available to the public domain at the time it was disclosed, or becomes generally known and available to the public domain through no fault of the receiver;

         (b) was known to the receiving party at the time of disclosure as shown by the written records in existence at the time of disclosure, or was independently developed by the receiving party without benefit of Confidential Information;

         (c) is disclosed with the prior written approval of the disclosing party;

         (d) becomes known to the receiving party from a Third Party without breach of this Agreement by the receiving party and in a manner that is otherwise not in violation of the disclosing party's rights; or

         (e) is disclosed by the receiving party pursuant to the order or requirement of a court, administrative agency, or other governmental body; PROVIDED, HOWEVER, that the receiving party shall provide reasonable advance notice to enable the disclosing party, with the cooperation of the receiving party, to seek a protective order, confidential treatment order, or otherwise prevent or restrict such disclosure.

         12.3 PUBLICATIONS. Notwithstanding Viragen's confidentiality obligations under this Article 12, Viragen shall have the right, subject to this
Section 12.3, to publish the results of its use of the Geron Patents and Geron Know-How in scientific journals, at scientific meetings, or in similar forums. In order to balance this right with Geron's proprietary interests, Viragen shall submit for Geron's review manuscripts intended for publication or other public disclosure at least thirty (30) days prior to the date of submission for publication or public disclosure. Geron will complete its review within thirty
(30) days of receipt of the submitted manuscripts. Upon Geron's request, Viragen shall delete from its manuscripts any reference to Geron's Confidential Information and/or Third Party Information. At the end of this thirty (30) day period, Viragen shall have the right to publish the manuscript, as amended by Geron. If, during its thirty (30) day review period, Geron notifies Viragen that it desires patent applications to be filed on any Inventions disclosed or contained in the manuscripts, Viragen shall delay publications or other disclosure for a period, not to exceed ninety (90) days, sufficient to permit Geron or Viragen to file any desired patent applications, as per Section 7.2 above.

         12.4 AGREEMENT AND TERMS CONFIDENTIAL. Unless otherwise agreed to in writing or as necessary to comply with law, the terms of this Agreement shall be deemed Confidential Information. If Viragen is required by the United States Securities Exchange Commission (or other similar Non-United States governmental agency) to disclose this Agreement or any of its terms, Viragen shall seek confidential treatment of such disclosure and shall, before such disclosure, consult with Geron regarding which terms are confidential.

         12.5 PRESS RELEASES. Either party may issue a press release concerning the parties' entry into this Agreement, identifying the parties hereto, the nature and scope of the rights granted hereunder and any further information that the parties mutually agree is pertinent in

                                   EXHIBIT A

connection therewith. Any such press releases shall be subject to prior review and written authorization by the other party, which authorization shall not be unreasonably withheld. Except as required by law and subject to Section 12.4, neither party shall publicly disclose the terms and conditions of this Agreement unless expressly authorized to do so in writing by the other party, which authorization shall not be unreasonably withheld.

13. TERM AND TERMINATION.

         13.1 TERM AND EXPIRATION. The term of this Agreement shall commence upon the Effective Date and shall expire on the conclusion of any sales of Licensed Products by or on behalf of Viragen or its sub-licensees.

         13.2 TERMINATION BY GERON. Upon any material breach of this Agreement by Viragen, Geron shall have the right to terminate this Agreement upon sixty
(60) days written notice to Viragen. The termination and the assignment by Viragen set forth in Section 7.3 shall become effective at the end of such sixty
(60) day period unless Viragen cures such breach to Geron's reasonable satisfaction within such period. In addition, Geron shall have the right to terminate this Agreement upon sixty (60) days written notice to Viragen if sales of Licensed Products by Viragen and its sub-licensees, once begun, cease for more than two (2) consecutive calendar quarters, unless such cessation is (i) required to comply with applicable regulations, (ii) caused by the failure of Viragen's customer or client to perform its obligations to Viragen, or (iii) called for under Viragen's development plan as provided to Geron pursuant to
Section 3.1, and Viragen presents to Geron a plan for addressing such cessation, diligently pursues such plan, and resumes sales as soon as reasonably possible.

         13.3 TERMINATION BY VIRAGEN. Viragen shall have the right to terminate this Agreement for any reason, with or without cause, upon ninety (90) days prior written notice to Geron. The termination shall become effective at the end of the ninety (90) day period.

         13.4 BANKRUPTCY PROCEEDINGS. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

         13.5 EFFECT OF TERMINATION. Upon any termination under Section 13.2, 13.3, or 13.4, Viragen shall immediately cease (and cause its sub-licensees to cease) making, having made, using, selling, and having sold Licensed Products and using or practicing the Geron Patents and the Geron Know-How. Termination shall not relieve either party of its rights or obligations under Articles 1, 7, 9, 10, 11, 12 and 14 and Sections 2.3, 5.3, 5.4, 8.1, 8.2 and 13.4. Termination
shall not affect obligations or rights accrued before the effective date of termination. Without limiting the generality of the foregoing, Viragen shall be obligated to pay Geron Revenue Sharing Payments based on Net Sales or Licensed Product Revenues on account of transactions

                                   EXHIBIT A

occurring before the effective date of termination, regardless of when Viragen receives such Net Sales or Licensed Product Revenues.

14. GENERAL PROVISIONS.

         14.1 INDEPENDENT CONTRACTORS. Geron and Viragen shall be independent contractors and shall not be deemed to be partners, joint venturers or each other's agents or employees, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.

         14.2 ENTIRE AGREEMENT. This Agreement, together with the exhibits annexed hereto, sets forth the entire agreement and understanding between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

         14.3 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such party (or, if such party is organized in divisions or other distinct business units, all of the business assets of a division or unit engaged in activities related to nuclear transfer technology), and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor, or the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein. Notwithstanding the foregoing, Viragen may assign this Agreement to an Affiliate, provided that Viragen remains responsible for, and guarantees the performance by the Affiliate of, all obligations under this Agreement, and further provided that the common stock to be issued under Section 4.2 of this Agreement shall be common stock of Viragen.

         14.4 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Geron and Viragen subject to the limitations on assignment.

         14.5 GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law. Any legal action or proceeding arising out of or in connection with this Agreement shall be instituted in the United States District Court for the Northern District of California or in the Superior Court of California for the County of San Mateo. The parties agree to submit to the jurisdiction of, and consent to venue in, such courts for any such legal action or proceeding.

         14.6 SEVERABILITY. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

                                   EXHIBIT A

         14.7 NO WAIVER. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

         14.8 ATTORNEYS' FEES. In the event of a dispute under this Agreement between the parties, or in the event of any default, the party prevailing in the resolution of any such dispute or default shall be entitled to request a recovery of its reasonable attorneys' fees and other costs.

         14.9 NOTICES. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally, by confirmed telecopy to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

If to Geron:               Geron Corporation
                           230 Constitution Drive
                           Menlo Park, California  94025
                           Attention: Director of Corporate Development

                           Telephone:       (650) 473-7700
                           Facsimile:       (650) 566-7181

If to Viragen:             Viragen, Inc.
                           865 SW 78th Avenue, Suite 100
                           Plantation, Florida 33324
                           Attention: Mel Rothberg

                           Telephone:       (954) 233-8746
                           Facsimile:       (954) 233-8743

or at such other address or fax number as such party to whom notice is directed may designate to the other party in writing.

         14.10 FORCE MAJEURE. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

         14.11 USE OF NAMES. Except as otherwise provided herein, no right, express or implied, is granted by either party to use in any manner the name of Geron or Viragen or any other trade name or trademark of the other party in connection with the performance of this Agreement.

         14.12 COUNTERPARTS. This Agreement shall be fully executed in two (2) original counterparts, each of which shall be deemed an original.

                                   EXHIBIT A

         IN WITNESS WHEREOF, authorized officers of each of Geron and Viragen have executed this Agreement as of the date first set forth above.


GERON CORPORATION                            VIRAGEN, INC.



--------------------------------------       -----------------------------------
David L. Greenwood                           Mel Rothberg
Chief Financial Officer                      Executive Vice-President
Senior Vice President, Corporate
Development



--------------------------------------       -----------------------------------
Date                                         Date

                                    EXHIBIT A

                                    EXHIBIT A

                                  GERON PATENTS

(1)(a)  QUIESCENT CELL POPULATIONS FOR NUCLEAR TRANSFER

PATENTS HAVE BEEN GRANTED IN THE FOLLOWING COUNTRIES:

             Country                       Patent/Serial No.
             -------                       -----------------

               USA                             6,147,276

            Australia                            716956

             Europe                             0849990

          Great Britain                         2318578B

          Great Britain                         2331751A

            Hong Kong                            1019394

            Hong Kong                            1004938

           New Zealand                           316149

           New Zealand                           334288

          South Africa                          96/7390



PATENT APPLICATIONS ARE PENDING IN THE FOLLOWING COUNTRIES:

Australia, Brazil, Canada, China, Cuba, Czech Republic, Europe, Hungary, Israel, Japan, Republic of Korea, Mexico, Norway, New Zealand, Poland, Russian Federation, Singapore, Ukraine, United Kingdom, Viet Nam


(b) UNACTIVATED OOCYTES AS CYTOPLAST RECIPIENTS FOR NUCLEAR TRANSFER INTELLECTUAL PROPERTY (MAGIC)

PATENTS HAVE BEEN GRANTED IN THE FOLLOWING COUNTRIES:

               Country                          Patent/Serial No.
               -------                          -----------------

                  [*]                                 [*]

               Australia                              728809

             Great Britain                           2318792

             Great Britain                           2340493

               Hong Kong                            1024381 B

              New Zealand                             316148

              New Zealand                             335407

               Singapore                            9801330-3

               Singapore                              75919

             South Africa                            96/7383


NATIONAL/DIVISIONAL PATENT APPLICATIONS ARE PENDING IN THE FOLLOWING COUNTRIES:

Australia, Brazil, Canada, China, Cuba, Czech Republic, Europe, Hong Kong, Hungary, Israel, Japan, Republic of Korea, Mexico, Norway, New Zealand, Poland, Russian Federation, Ukraine, Viet Nam

                                   EXHIBIT A

(2) Patent Rights covering Nuclear Transfer Technology which may result from research conducted at Geron or funded by Geron at the Roslin Institute ("New Patent Rights") which Geron and Viragen reasonably agree are (a) necessary for the development of Licensed Products in the Field of Use, and (b) owned or controlled by Geron. Geron will provide Viragen information about New Patent Rights reasonably related to the development of Licensed Products in the Field of Use for Viragen's evaluation. "Nuclear Transfer Technology," as used herein, means technology directly related to the performance of nuclear transfer techniques for Agricultural Applications.

                                    EXHIBIT A

                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of _________, by and between Viragen, Inc., a Delaware corporation (the "COMPANY"), and Geron Corporation, a Delaware corporation ("Geron").

         A. Geron and the Company have entered into a License Agreement (the "LICENSE AGREEMENT") dated as of _________________ .

         B. Pursuant to the terms and conditions of the License Agreement, the Company shall issue to Geron ______ shares of its Common Stock.

         C. Geron and the Company desire to specify the terms and conditions of Geron's equity participation in the Company.

                  THE PARTIES AGREE AS FOLLOWS:

1. ISSUANCE OF SHARES. The Company hereby issues ______ shares of the Company's common stock (the "SHARES") to Geron in consideration of the rights granted to the Company under the License Agreement.

2. RIGHT OF FIRST REFUSAL AND RESTRICTIONS ON TRANSFER. The Shares shall be subject to a right of first refusal by the Company in the event that Geron or any transferee of such Shares proposes to sell, pledge or otherwise transfer such Shares or any interest in such Shares to any person or entity; provided that transfer to a company that controls, is controlled by, or is under common control with the Acquirer shall not be subject to a right of first refusal if the transferees agree in writing to be bound by the terms of this Agreement. Any holder of the Shares desiring to transfer such Shares or any interest in such Shares shall give a written notice to the Company describing the proposed transfer, including the number of Shares proposed to be transferred, the price and terms at which such Shares are proposed to be transferred and the name and address of the proposed transferee. Unless otherwise agreed by the Company and the holder of such Shares, purchases by the Company under this Section shall be at the proposed price and terms specified in the notice to the Company. If the Company fails to exercise its right of first refusal within 30 days from the date on which the Company receives the shareholder's notice, the shareholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of Shares covered by that notice on terms not more favorable (taken as a whole) to the transferee than those described in the notice. The Company's right of first refusal shall attach to the Shares, and all transferees shall be subject thereto. Any subsequent proposed transfer shall again be subject to the Company's right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the Shares being repurchased and the Company shall upon such delivery pay the shareholder the total repurchase price. The holder of the Shares being repurchased shall cease to have any rights with respect to such Shares immediately upon receipt of the repurchase price. The right of first refusal set forth in this Section shall terminate upon the earliest of

                                   EXHIBIT A

consummation of an underwritten public offering of the Company's common stock registered under the Securities Act of 1933 (the "ACT"), sale of substantially all the assets of the Company, a merger in which the Company is not the survivor, or acquisition of all the outstanding securities of the Company.

3. OTHER RESTRICTIONS ON RESALE OF SHARES.

         3.1 LEGENDS. Geron understands and acknowledges that the Shares are not registered under the Act, and that under the Act and other applicable laws Geron may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SECURITIES. PURSUANT TO THE TERMS OF SUCH AGREEMENT, THE COMPANY HAS A RIGHT OF FIRST REFUSAL WITH RESPECT TO TRANSFER OF SUCH SECURITIES. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

4. REPRESENTATIONS AND ACKNOWLEDGMENTS OF GERON. Geron hereby represents, warrants, acknowledges and agrees that:

         4.1 INVESTMENT. Geron is acquiring the Shares for Geron's own account, and not directly or indirectly for the account of any other person. Geron is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

         4.2 ACCESS TO INFORMATION. Geron has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Geron has had access to such financial and other information as is necessary in order for Geron to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Geron has had access.

         4.3 PRE-EXISTING RELATIONSHIP. Geron further represents and warrants that it has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable it to be aware

                                   EXHIBIT A

of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect its own interests in connection with the purchase of the Shares.

         4.4 SPECULATIVE INVESTMENT. Geron's investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Geron's risk capital means and is not so great in relation to the Geron's total financial resources as would jeopardize the financial needs of Geron in the event such investment were lost in whole or in part.

         4.5 UNREGISTERED SECURITIES.

                  4.5.1 Geron must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except that the Company has agreed to register the Shares under the Securities Act of 1933 at the Company's cost and expense, and to use its best efforts to file a Registration Statement with the Securities and Exchange Commission relating to the Option Shares within forty-five (45) days of the Effective Date. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company's common stock, (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

                  4.5.2 Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

5. TAX ADVICE. Geron acknowledges that Geron has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Geron assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

6. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

                                   EXHIBIT A

         To the Company at:    Viragen, Inc.
                               865 SW 78th Avenue, Suite 100
                               Plantation, Florida 33324
                               Attention: Mel Rothberg
                               (954) 233-8746
                               (954) 233-8743

         To Geron at:          GERON CORPORATION
                               230 Constitution Drive
                               Menlo Park, CA 94025
                               (650) 473-7700
                               Attention: Director of Corporate Development

7. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of Geron; provided, however, that Geron may not assign any rights or obligations under this Agreement. The Company's rights under this Agreement shall be freely assignable.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.



         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

                                       VIRAGEN, INC.




                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------



                                       GERON CORPORATION




                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of May 14, 2001 by and between Viragen, Inc., a Delaware corporation (the "COMPANY"), and Geron Corporation, a Delaware corporation ("Geron").

                  A. Geron and the Company have entered into an Option Agreement (the "OPTION AGREEMENT") wherein, pursuant to the terms and conditions of the Option Agreement and subject to the Company's exercise of its option rights thereunder, Geron has agreed to grant to the Company a non-exclusive license under terms and conditions set forth in the form of License Agreement attached as EXHIBIT A to the Option Agreement.

                  B. Pursuant to the terms and conditions of the Option Agreement, the Company shall issue to Geron 166,667 shares of its Common Stock.

                  C. Geron and the Company desire to specify the terms and conditions of Geron's equity participation in the Company.

                  THE PARTIES AGREE AS FOLLOWS:

1. ISSUANCE OF SHARES. The Company hereby issues 166,667 shares of the Company's common stock (the "SHARES") to Geron in consideration of the option rights granted to the Company under the Option Agreement.

2. RIGHT OF FIRST REFUSAL AND RESTRICTIONS ON TRANSFER. The Shares shall be subject to a right of first refusal by the Company in the event that Geron or any transferee of such Shares proposes to sell, pledge or otherwise transfer such Shares or any interest in such Shares to any person or entity; provided that transfer to a company that controls, is controlled by, or is under common control with the Acquirer shall not be subject to a right of first refusal if the transferees agree in writing to be bound by the terms of this Agreement. Any holder of the Shares desiring to transfer such Shares or any interest in such Shares shall give a written notice to the Company describing the proposed transfer, including the number of Shares proposed to be transferred, the price and terms at which such Shares are proposed to be transferred and the name and address of the proposed transferee. Unless otherwise agreed by the Company and the holder of such Shares, purchases by the Company under this Section shall be at the proposed price and terms specified in the notice to the Company. If the Company fails to exercise its right of first refusal within 30 days from the date on which the Company receives the shareholder's notice, the shareholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of Shares covered by that notice on terms not more favorable (taken as a whole) to the transferee than those described in the notice. The Company's right of first refusal shall attach to the Shares, and all transferees shall be subject thereto. Any subsequent proposed transfer shall again be subject to the Company's right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the Shares being repurchased and the Company shall upon such delivery pay the shareholder the total repurchase price. The holder of the Shares being repurchased shall cease to have any rights with respect to such Shares immediately upon receipt of the repurchase price. The right of first refusal set forth in this Section shall terminate upon the earliest of consummation of an underwritten public offering of the Company's common stock registered under the Securities Act of 1933 (the "ACT"), sale of substantially all the assets of the Company, a merger in which the Company is not the survivor, or acquisition of all the outstanding securities of the Company.

3. OTHER RESTRICTIONS ON RESALE OF SHARES.

         3.1 LEGENDS. Geron understands and acknowledges that the Shares are not registered under the Act, and that under the Act and other applicable laws Geron may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SECURITIES. PURSUANT TO THE TERMS OF SUCH AGREEMENT, THE COMPANY HAS A RIGHT OF FIRST REFUSAL WITH RESPECT TO TRANSFER OF SUCH SECURITIES. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

4. REPRESENTATIONS AND ACKNOWLEDGMENTS OF GERON. Geron hereby represents, warrants, acknowledges and agrees that:

         4.1 INVESTMENT. Geron is acquiring the Shares for Geron's own account, and not directly or indirectly for the account of any other person. Geron is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

         4.2 ACCESS TO INFORMATION. Geron has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Geron has had access to such financial and other information as is necessary in order for Geron to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Geron has had access.

         4.3 PRE-EXISTING RELATIONSHIP. Geron further represents and warrants that it has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable it to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect its own interests in connection with the purchase of the Shares.

         4.4 SPECULATIVE INVESTMENT. Geron's investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Geron's risk capital means and is not so great in relation to the Geron's total financial resources as would jeopardize the financial needs of Geron in the event such investment were lost in whole or in part.

         4.5 UNREGISTERED SECURITIES.

                  4.5.1 Geron must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except that the Company has agreed to register the Shares under the Securities Act of 1933 at the Company's cost and expense, and to use its best efforts to file a Registration Statement with the Securities and Exchange Commission relating to the Option Shares within forty-five (45) days of the Effective Date. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company's common stock, (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

                  4.5.2 Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

5. TAX ADVICE. Geron acknowledges that Geron has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Geron assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

6. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

            To the Company at:      Viragen, Inc.
                                    865 SW 78th Avenue, Suite 100
                                    Plantation, Florida 33324
                                    Attention: Mel Rothberg
                                    (954) 233-8746
                                    (954) 233-8743

            To Geron at:            GERON CORPORATION
                                    230 Constitution Drive
                                    Menlo Park, CA 94025
                                    (650) 473-7700
                                    Attention: Director of Corporate Development

7. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of Geron; provided, however, that Geron may not assign any rights or obligations under this Agreement. The Company's rights under this Agreement shall be freely assignable.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.


                                  VIRAGEN, INC.



                                  By: /s/ Mel Rothberg
                                      -----------------------------------------
                                  Title: Executive Vice President


                                  GERON CORPORATION



                                  Name: David L. Greenwood
                                        --------------------------------------
                                  Title: CFO, SVP
                                        --------------------------------------